INVESCO SENIOR LOAN FUND                                                                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF
SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:           2/28/2017
FILE NUMBER :                811-05845
SERIES NO.:                  1

          72DD.                      1           Total income dividends for which record date passed during the period.
                                                 (000's Omitted)
                                                 Class A                     $     5,994
                                     2           Dividends for a second class of open-end company shares
                                                 (000's Omitted)
                                                 Class B                     $       107
                                                 Class C                     $     5,187
                                                 Class Y                     $        72
                                                 Class IB                    $    29,538
                                                 Class IC                    $     2,414

          73A.                                   Payments per share outstanding during the entire current period: (form
                                                 nnn.nnnn)
                                     1           Dividends from net investment income
                                                 Class A                     $    0.3250
                                     2           Dividends for a second class of open-end company shares (form
                                                 nnn.nnnn)
                                                 Class B                     $    0.3250
                                                 Class C                     $    0.2784
                                                 Class Y                     $    0.3412
                                                 Class IB                    $    0.3412
                                                 Class IC                    $    0.3319

          74U.                       1           Number of shares outstanding (000's Omitted)
                                                 Class A                          18,198
                                     2           Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                                                 Class B                             244
                                                 Class C                          17,575
                                                 Class Y                             305
                                                 Class IB                         82,701
                                                 Class IC                          6,978

          74V.                       1           Net asset value per share (to nearest cent)
                                                 Class A                     $      6.68
                                     2           Net asset value per share of a second class of open-end company shares
                                                 (to nearest cent)
                                                 Class B                     $      6.68
                                                 Class C                     $      6.70
                                                 Class Y                     $      6.68
                                                 Class IB                    $      6.69
                                                 Class IC                    $      6.69